Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-159911 and 333-168177) of Vanguard Natural Resources, LLC; and
(2)	Registration Statement (Form S-8 No. 333-152448) pertaining to the Vanguard Natural Resources, LLC Long-Term Incentive Plan;

 of our report dated February 24, 2010 with respect to the consolidated financial statements of Encore Energy Partners LP, included in the Form 8-K of Vanguard Natural Resources, LLC.

/s/ Ernst & Young LLP

Fort Worth, Texas
December 2, 2010